UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Schedule 14C
(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(g))

☒	Definitive Information Statement

NABUFIT GLOBAL, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of Securities to which Transaction applies: N/A
2)	Aggregate number of securities to which Transaction applies: N/A
3)	Per unit price or other underlying value of Transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A
4)	Proposed maximum aggregate value of Transaction : N/A
5)	Total fee paid: N/A

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy.

NABUFIT GLOBAL, INC.
626 East 1820 North
Orem, Utah 84097
(801) 362-2115

Dear Stockholder:

This letter and accompanying information statement is being furnished to the stockholders of NABUFIT GLOBAL, INC., a Delaware corporation (the "Company," "we," or "our"), to inform them of certain corporate actions intended to be taken by the Company.

We Are Not Asking You for a Proxy and You are Requested Not to Send Us a Proxy.

The corporate actions described in the accompanying information statement were approved by the written consent of holders of a majority of our issued and outstanding common stock.  Under Section 228 of the Delaware General Corporation Law, and our Bylaws, as the same may be amended from time to time, we may affect the corporate actions described in the accompanying information statement without a meeting or vote of our stockholders if stockholders holding a majority of our issued and outstanding common stock have consented to such actions in writing.  Accordingly, we are not asking for your vote on these matters and the accompanying information statement is being furnished solely for the purpose of informing you of the corporate actions described therein before they take effect.

The corporate actions described in the accompanying information statement relate to the election of Allen J. Vestergaard, Kristoffer Ewald, Anette Norgaard and Jorgen Buhl Rasmussen as directors for a one year term.

The accompanying information statement contains details of the corporate actions described above.  You are urged to read it carefully and in its entirety.

The actions taken by the majority stockholders will not become effective until at least 20 days after the initial mailing of this Information Statement to the other stockholders, or April 5, 2017. This Information Statement is first being mailed to stockholders on or about March 15, 2017.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER THESE MATTERS.

Thank you for your continued support.

Sincerely,

/s/ Brian Mertz, Chief Executive Officer

NABUFIT GLOBAL, INC.
INFORMATION STATEMENT
CONCERNING CORPORATE ACTIONS AUTHORIZED BY WRITTEN
CONSENT OF STOCKHOLDERS OWNING A MAJORITY
 OF SHARES OF VOTING SECURITIES ENTITLED TO VOTE THEREON
WE ARE NOT ASKING YOU FOR A PROXY AND
 YOU ARE REQUESTED NOT TO SEND US A PROXY
GENERAL INFORMATION
This Information Statement is being furnished to the stockholders of Nabufit Global, Inc., a Delaware corporation ("Company," "we' or "us"), to advise them of the corporate actions described herein, which have been authorized by the written consent of holders of a majority of the Company's common stock. This action is being taken in accordance with the requirements of the general corporation law of the State of Delaware ("DGCL").
The Company's Board of Directors has determined that the close of business on March 14, 2017 is the record date ("Record Date") for the stockholders entitled to notice about the following shareholder action (the "Action"):
1.    The election of Allen J. Vestergard, Anette Nogaard, Kristoffer Ewald and Jorgen Bulh asmussen to our Board of Directors for a term of one year.  The election of the directors  follows the resignation of Soren Jonassen and Morten Krarup
Under Section 228 of the DGCL, any action required or permitted by the DGCL to be taken at an annual or special meeting of stockholders of a Delaware corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the approval of the Actions must be given to those stockholders who have not consented in writing to the action and who, if the action had been taken at a meeting, would otherwise have been entitled to notice of the meeting.
The Majority Stockholders (as defined below) approved the Action by written consent in lieu of a meeting, in accordance with Section 228 of the DGCL on March 14, 2017. Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.
  On March 14, 2017, the owners of record of an aggregate of 13,491,511 shares of the Company's 25,099,871 outstanding common stock, representing approximately 53.75% of the outstanding common stock of the Company, executed and delivered to the Company a written consent authorizing and approving the Action.
Accordingly, the above Action has been approved by holders representing approximately 53.75% of the Company's outstanding common stock ("Majority Stockholders"). The Majority Stockholders include the Company's Chief Executive Officer, Brian Mertz, Michael Maze, M. Krarup Holdings IVS, F. Reklame A/S, Michael Kessler, Jan Bech Anderson and LF Investment ApS.   As such, no vote or further action of the stockholders of the Company is required to approve the Action. You are hereby being provided with notice of the approval of the Action by less than unanimous written consent of the stockholders of the Company. However, under federal law, this Action will not be effective until at least 20 days after this Information Statement has first provided to stockholders or on or after April 5, 2017.

The executive offices of the Company are located at 626 East 1820 North, Orem, UT 84097, and its telephone number is (801) 362-2115. Our website address is www.nabufit.com.
This Information Statement will be posted on the Company's website and a postcard directing shareholders to the website will first be mailed to stockholders on or about March 15, 2017 and is being furnished for informational purposes only.
Dissenters' Right of Appraisal

No dissenters' or appraisal rights under the DGCL, the Company's Certificate of Incorporation or Bylaws, are afforded to the Company's stockholders as a result of the approval of the action.

ELECTION OF DIRECTORS

This Information Statement contains a brief summary of the material aspects of the actions approved by the Majority Stockholders.

General
      Our Majority Stockholders recommended and elected the four director candidates named below. Our Board of Directors oversees the management of the Company on your behalf. The board of directors reviews our long-term strategic plans and exercises direct decision-making authority on key issues, such as the terms of material agreements. Just as important, our board of directors appoints the Chief Executive Officer, sets the scope of his authority to manage the Company's day-to-day operations and evaluates his performance.
Directors Nominated and Elected
Allan Vestergaard (age 56)
Dr. Allan J. Vestergaard, Chairman.  – Dr. Allan J. Vestergaard has more than twenty years of experience as a CEO and chairman/board member of various high-tech, predominately private equity backed, global companies. During the most recent eight years, Dr. Vestergaard has worked as a global consultant for various clients with assignments covering strategic focusing, senior management alignment, complex forensic matters, and mergers & acquisitions; with a particular focus on Asia (China) and North America.  Dr. Vestergaard holds a Ph.D. in Organizational Theory from the University of Aarhus, Denmark.

Kristoffer Ewald (age 44)
Kristoffer Ewald, Director. Mr. Ewald has a background in economics, entrepreneurship and machine learning and has spent his career in the disruptive landscape of digital strategies, data science and marketing. During the last nine years he has served various roles with Netbooster Group SA, Paris, France, including his current position of Group Chief Innovation Officer.   During the period 2004 to 2008 he co-founded a number of startups. From 2001 to 2003 he served in several professional roles including Chief Analyst for NxT at Copenhagen Institute for Futures Studies from 2001 to 2003.  Mr. Ewald studied Economics at Copenhagen University from 1991 to 1999, and received diplomas in machine learning and business intelligence also during this period. He also holds a certificate as Google Enterprise Professional 2006 and received a 100% score in the GAIQ certification from Google.

Anette Norgaard (age 50)
Anette Nørgaard, Director.  Ms. Norgaard has a background in business development, marketing and communications. Ms. Norgaard also has many years of experience in the IT industry, with roles at Microsoft and Oracle.  She began her career developing and converting applications on mainframes. During the most recent six years she has served as the Marketing Manager for Emerging Audience (AEM for startups & Students) for Microsoft Denmark.  Prior to that time she served as the Co-founder and Director of Business Development for Miracle from 2000 to 2009.  She also worked for her own companies Capernow Projects and Company.  Before servicing in the capacity set forth above, Ms Norgaard served as Senior Consultant at Oracle from 1998-2000. From 1992-1998 as IT specialist at GlaxoWelcome and from 1987-1992 as IT specialist/developer at Nefo.

Jorgen Buhl Rasmussen (age 61)
Jørgen Buhl Rasmussen, Director.  Mr. Rasmussen has had an international career, with nearly 40 years of rich and varied experience in the field of marketing and general management. Mr. Rasmussen is currently serving as the Chairman of Novozymes A/S, a Danish company specializing in enzyme industry and the Chairman of Uhrenholt A/S, an international dairy. In addition Mr. Rasmussen is also engaged in various early stage companies. From 2007 to 2015, Mr. Rassmussen served as the Chief Executive Officer and President of Carlsberg Breweries. Prior to that time, he was the European Regional President in the Gillette Group.  Prior to that he held positions with Duracell, including head of Northern Europe. Mr. Rasmussen received a Bachelor degree from Copenhagen Business University in 1977.

Directors Soren Jonassen and Morten Krarup have stepped down as directors and will no longer serve as members of the Company's Board.
Because our Majority Stockholders have sufficient voting power to take actions without a meeting of our stockholders, our Board of Directors has not adopted a formal policy with regard to director attendance at annual meetings of stockholders.
Effective Date
     The above named persons will be elected to our Board of Directors effective 20 days following the initial mailing of this Information Statement, or April 15, 2017.
Director Compensation Table

The following table sets forth information for the year ended December 31, 2016, regarding the compensation awarded to, earned by or paid to NABUfit Denmark's non-employee directors.  Compensation for those directors that also are part of the Company's management team is set forth in the section entitled "Executive Compensation" below.

Name	Fees Earned or Paid in Cash($)	Option Awards ($)(1)	Stock Awards ($)	Total($)
Mads H. Frederiksen	$-	$	$15,000	$15,000
Soren Jonassen	-		10,000	10,000
Ole Sigetty	-		10,000	10,000
Morten Krarup	-		10,000	10,000
Morton Albaek	-		10,000	10,000

(1)
Any amounts reported in the Option Awards column represent the grant date fair values of stock options granted during the year ended December 31, 2016 as calculated in accordance with ASC Topic 718, excluding the impact of estimated forfeitures related to service-based vesting provisions.

Notwithstanding the Company's compensation plan set forth above, the Company has not paid the suggested stock grants.  However,  in September 2015, Directors Soren Jonassen and Ole Sigetty and former Director Brian Palm Svaneeng Mertz each received 30,000 shares of common stock. These shares were recorded for book purposes at the market price at the time of the award of $4.00 per share for total compensation of $360,000.
In addition, in August 2016, the Board of Directors approved stock compensation for the period July 1, 2016 to June 30, 2017.  Each of the four board members will receive 21,739 shares of common stock, the chairman will receive 32,608 shares of common stock and the secretary will receive 8,152 shares of common stock.  The shares will be issued during 2017, prior to the end of the contract period.
Board Committees
     Role of Board in Risk Oversight Process
  Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board of Directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

  Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through our Board of Directors as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, and our audit committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also monitors compliance with legal and regulatory requirements. Our nominating and governance committee monitors the effectiveness of our corporate governance guidelines and considers and approves or disapproves any related-person transactions. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
  Board Committees
Our Board of Directors has a standing Audit Committee and Compensation Committee. To date, our Board of Directors has not established a Nominating or Governance Committee, in part because our Board of Directors believes that, at this stage of our development, all of our directors should be actively involved in the matters which would be addressed by such a committee. We may, in the future, establish a Nominating or Governance Committee. We believe each of the directors serving on our Audit Committee is an independent director pursuant to NASD Rule 4200(a) (15).
  Audit Committee. Ole Sigetty and Jorn Jensen serve as members of the Audit Committee, with Mr. Sigetty serving as Chairman. Our Board of Directors has determined that Mr. Sigetty satisfies the criteria for an audit committee financial expert under Rule 401(e) of Regulation S-B promulgated by the SEC. Each member of our Audit Committee is able to read and understand fundamental financial statements, including our consolidated balance sheets, statements of operations and statements of cash flows. The functions of the Audit Committee are primarily to: (a) facilitate the integrity of our financial statements and internal controls, (b) oversee our compliance with legal and regulatory requirements related to accounting and/or financial controls, (c) evaluate our independent registered public accounting firm's qualifications and independence, (d) oversee the performance of any internal audit function that we may adopt and oversee our independent registered public accounting firm, and (e) review our systems of disclosure controls and procedures, internal controls over financial reporting, and compliance with ethical standards related to accounting and/or financial controls we have adopted. Our Board of Directors has adopted a written charter for our Audit Committee, a copy of which is available on the Company's website, www.nabufitglobal.com. Except as otherwise required by applicable laws, regulations or listing standards or our Audit Committee Charter, major decisions regarding our activities and operations are considered by our Board of Directors as a whole.
 Compensation Committee. Jorgen Buhl and Morten Albæk serve as members of the Compensation Committee of our Board of Directors, with Mr. Buhl serving as Chairman. The functions of our Compensation Committee are primarily to: (a) to oversee the responsibilities of the Board relating to compensation, and (b) to ensure that our compensation plans, programs and values transferred through cash pay, stock and stock-based awards, whether immediate, deferred, or contingent are fair and appropriate to attract, retain and motivate management and are reasonable in view of company economics and of the relevant practices of other, similar companies. Our Board of Directors has adopted a written charter for our Compensation Committee, a copy of which is available on the Company's website, www.nabufitglobal.com.

Stockholder Communications with the Board of Directors
     Stockholders and other interested parties may communicate their concerns about the Company and our business and affairs to our Board of Directors. These communications should be sent in the form of written correspondence by mail addressed to Board of Directors, c/o NABUfit Global, Inc., 626 East 1820 North, Orem, UT 84097, Attention: Secretary. The communication should indicate whether it is intended for the entire Board of Directors or a particular member of the Board of Directors. Our Secretary will forward this correspondence to the appropriate member of the Board of Directors, who will determine what action, if any, will be taken concerning the correspondence and its contents. If the number of letters or emails received becomes excessive, our Board of Directors may consider approving a process for review, organization and screening of the correspondence by the Secretary or other appropriate person.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.nabufitglobal.com. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website. The reference to our web address does not constitute incorporation by reference of the information contained at or available through our website.
VOTING SECURITIES
The Company had shares of its common stock issued and outstanding at the time of the stockholder action. As of the date of the stockholder action, there were 25,099,871 shares of common stock issued and outstanding and no issued and outstanding shares of preferred stock.
Each share of common stock is entitled to one vote on all matters submitted to the holders of common stock for their approval. The consent of the holders of a majority of the Company's common stock was necessary to authorize each of the Actions described herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth the number of shares of our common stock beneficially owned by the following persons or groups as of March 14, 2017 (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, (ii) each of our executive officers and directors and (iii) all of our executive officers and directors as a group.  Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In determining the percentages, the following table assumes 25,099,871 shares of our common stock are issued and outstanding.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of beneficial ownership and changes in beneficial ownership of the Company's securities with the SEC on Forms 3 (Initial Statement of Beneficial Ownership), 4 (Statement of Changes of Beneficial Ownership of Securities) and 5 (Annual Statement of Beneficial Ownership of Securities). Directors, executive officers and beneficial owners of more than 10% of the Company's common stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Except as otherwise set forth herein, based solely on a review of the copies of such forms furnished to the Company, or written representations that no reports were required, the Company believes that for the fiscal year ended December 31, 2016, beneficial owners complied with the Section 16(a) filing requirements applicable to them in that each officer, director and beneficial owner of 10% or more of the Company's securities filed the applicable Forms 3, 4 or 5 with the SEC.
Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Number of Shares Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percentage of Beneficial Ownership
5% and Greater Stockholders

Brian Palm Svaneeng Mertz (3)	1,623,556	-	1,623,556	6.47%
Michael Maze (4)	3,117,057	-	3,117,057	12.42%
Morton Krarup (5)	2,900,360	-	2,900,360	11.56%
Mads Frederiksen (6)	2,213,400	-	2,213,400	8.82%
Mikkel Kessler	1,533,080	-	1,533,080	6.11%
Morton Albaek (7)	1,388,750	-	1,388,750	5.53%
Other Officers and Directors
Soren Jonassen	105,530	-	105,530	*
Robert Bench (8)	29,570	-	29,570	*
Ole Sigetty (9)	258,496		258,496	1.03%
All current directors and executive officers as a group (seven persons)	8,519,549			33.94%

* Indicates beneficial ownership of less than 1% of the total outstanding common stock.
(1) (2)
The address is the address of the Company, 626 East 1820 North, Orem, UT 84097.

Except as indicated, each person has sole voting and/or investment power over the shares listed, subject to applicable community property laws.  There are no options granted or outstanding.

(3)
Mr. Mertz is the Company's Chief Executive Officer.  This amount Includes 280,951 shares owned by World Wide Investment Fund Ltd., 644,000 shares owned by Stratega ApS, 165,000 shares owned by Growthcom ApS and 22,000 shares held by the DTC on behalf of Hansard Pension Fund which may be deemed to be beneficially owned by Mr. Mertz who is a control person in each company.

(4)	Includes shares owned through Maze Holdings Aps, an entity owned and controlled by Michael John Maze.

(5)	Includes shares owned by M. Krarup Holdings IVS, an entity owned and controlled by Morten Krarup, member of Board of Directors.

(6)	Includes shares owned by F-Reklame A/S, an entity owned and controlled by Mads Frederiksen, Chairman of the Board of Directors.

(7) (8) (9)
Shares deemed beneficially owned by Morton Albaek, member of the Board of Directors

Includes 8,998 shares owned by Vector Capital, LLC, an entity controlled by Mr. Bench, President and Chief Financial Officer

Includes 66,667 shares owned by FPP ApS, an entity owned and controlled by Mr. Sigetty, a member of the Board of Directors.

MANAGEMENT

Executive Officers and Significant Employees

Brian Mertz, Chief Executive Officer - Mr. Mertz has over fifteen years of experience working with start-up enterprises where he has served on management teams, boards of directors and in executive level management positions.  Mr. Mertz has special qualifications within international negotiations, merger & acquisitions, public offerings, sales, business development and business-to-business marketing. Mr. Mertz served as Chief Operations Officer of the Nasdaq listed IT-security company EuroTrust in the period of 2001 to 2004, where he worked with the company's largest shareholder, VeriSign (now Symantec).  Mr. Mertz was the co-founder and Chief Executive Officer of Guava A/S, a Danish online marketing company listed on the Danish Stock Exchange from the period 2004 to 2009 and Chief Executive Officer of the Norwegian listed entertainment company NIO Inc. during the period 2012 to 2014. Mr Mertz is educated with a BA in Organization and Marketing from Niels Brock Business College in Copenhagen, Denmark.

Mads Frederiksen, Director, Chairman and Chief Marketing Officer- Mr. Frederiksen was appointed to the Board of Directors and as the Chief Marketing Officer on November 30, 2015.  Mr. Frederiksen currently serves as the Chief Executive Officer and co-owner of F. Reklame, a sports agency, which for more than 40 years has specialized in sports marketing. Clients of F. Reklame include, among others, Peter Schmeichel, Kasper Schmeichel, Michael Laudrup, Brian Laudrup, Michael Maze, Thorbjorn Olesen and Morten Olsen. Mr. Fredericksen deals with sponsorships, TV contracts, events, media handling, etc.

Morten Krarup, Director and Chief Business Development Officer- Mr. Krarup was appointed as a Director and Chief Business Development Officer on November 30, 2015.  Since 2014, Mr. Krarup has served as a Completion and Well Intervention Engineer at Weatherford Denmark.  Prior to this position, Mr. Krarup worked as a Senior Wireline and Logging Supervisor for Archer Denmark from September 2005 until February 2014.Mr. Krarup is also engaged in Business Development and Project Management in the oil industry in Denmark and Netherlands. Mr. Krarup has been key to the creation of NABUfit.

Robert Bench, Chief Financial Officer- Mr. Bench has served as our Chief Financial Officer since October 2008, and served as the Company's President from 2008 until 2015.   Mr. Bench also served as a member of our Board of Directors from December 2007 thorugh November 2014.  Mr. Bench was a founder and since April 1999 has been a managing member of BayHill Group LC, a consulting group focused on assisting microcap companies ("BayHill Group"). From January 2005 until April 2007, he also served as the Chief Financial Officer of Innuity, Inc. (INNU), software as a service company that delivers applications for small business. From November 2000 until August 2004, he also served as Chief Financial Officer of The SCO Group (SCOX), a developer and marketer of software applications and operating systems. Mr. Bench is a certified public accountant and holds a bachelor degree in accounting from Utah State University.

Terms of Offices and Relationships

  Our officers and the officers of our subsidiaries are elected annually by the Board of Directors at a meeting held following each annual meeting of stockholders, or by written consent in lieu thereof, or as necessary and convenient in order to fill vacancies or newly created offices. Each officer serves at the discretion of our Board of Directors. Any officer elected or appointed by our Board of Directors may be removed by our Board of Directors or our chief executive officer whenever in its or his judgment our best interests will be served, but a removal shall be without prejudice to the contractual rights, if any, of the person so removed.

We are not aware of any "family relationships" (as defined in Instruction to Item 401(d) of Regulation S-K promulgated by the Securities and Exchange Commission) among directors, executive officers or persons nominated or elected as directors or executive officers. None of our directors hold directorships in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or pursuant to Section 15(d) of that act or any company registered as an investment company under the Investment Act of 1940.

There are no arrangements or understandings between any nominee for election as a director or officer and any other person pursuant to which that director was nominated or officer was selected.

Except as set forth above, we are not aware of any event (as listed in Item 401(f) of Regulation S-K promulgated by the Securities and Exchange Commission) that occurred during the past five years that is material to an evaluation of the ability or integrity of any director, executive officer, promoter or control person of us.

None of our directors or officers, or their respective immediate family members or affiliates, is indebted to us.

Executive Compensation

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named person for services rendered in all capacities during the year ended December 31, 2016.  No other executive officers received total annual compensation in excess of $100,000.

Person	Year	Salary ($)	Bonus ($)	Stock Awards	Option Awards ($)	Non-equity Incentive Comp ($)	All Other Comp ($)	Total ($)
Robert K. Bench (1)	2016	90,500						90,500
Brian Mertz (2)	2016	40,500		230,002				270,502
Morten Krarup(3)	2016	123,700						123,700
Ulrik Moll (4)	2016	117,735						117,735

(1)	Mr. Bench has served as the Company's Chief Financial Officer since November 30, 2008.
(2)	Mr. Mertz was appointed as the Company's Chief Executive Officer on July 6, 2016.
(3)	Mr. Krarup was appointed at the Company's Chief Business Development Officer on July 1, 2015.
(4)	Ulrik Moll served as the Company's Chief Executive Officer until July 6, 2016.

Outstanding Equity Awards at December 31, 2016

In August 2016, the Board of Directors approved stock payments for services to then Directors Soren Jonassen (31,000 shares) and Ole Sigetty (64,130 shares) for professional services from July 1 2016 to June 30, 2017.  The shares will be issued during 2017, prior to the end of the contract period.  These shares were recorded at the price of $0.92 per share for a total of $87,520.  There were no outstanding equity awards held by any of the executive officers at December 31, 2016.

FINANCIAL INFORMATION
The audited financial statements included in the Company's annual report on Form 10-K for the year ended December 31, 2015, and in the Company's quarterly reports for the periods ended March 31, 2016, June 30, 2016 and September 30, 2016.
 COST OF THIS INFORMATION STATEMENT
The costs associated with the preparation, filing, printing and distribution of this information statement and the payment of any cash payments to stockholders will be paid by the Company.
AVAILABLE INFORMATION
Please read all the sections of this information statement carefully. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information filed by the company with the SEC may be inspected without charge at the public reference section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of this material also may be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these materials may be obtained from the SEC's website at http://www.sec.gov.
INCORPORATION OF INFORMATION BY REFERENCE
The following documents, which are on file with the Commission (Exchange Act File No. 000-16075) are incorporated in this Information Statement by reference and made a part hereof:
(i)	Quarterly Report of Form 10-Q for the period ended September 30, 2016
(ii)	Quarterly Report on Form 10-Q for the period ended June 30, 2016;
(iii)	Quarterly Report on Form 10-Q for the period ended March 31, 2016;
(iv)	Annual Report on Form 10-K, for the fiscal year ended December 31, 2015;
(v)	Registration Statement No. 333-210325 on Form S-1; and
(vi)	Current Reports on Form 8k

The Annual Report, the Quarterly Reports and the Current Reports contain important information about the Company and its financial condition.
All documents filed by the company with the Commission pursuant to
 Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this information statement and prior to the effective date hereof shall be deemed to be incorporated by reference in this information statement and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this information statement and filed with the Commission prior to the date of this information statement shall be deemed to be modified or superseded for purposes of this information statement to the extent that a statement contained herein, or in any other subsequently filed document which is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this information statement.
The Company will provide without charge to each person to whom this information statement is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Written or telephone requests should be directed to the Company at 626 East 1820 North, Orem, UT 84097, and its telephone number is (801) 362-2115.
NABUFIT GLOBAL, INC.
By Order of the Board of Directors

 /s/ Brian Mertz
Chief Executive Officer